www.valaris.com	Press Release

Valaris Reports Second Quarter 2024 Results

Hamilton, Bermuda, July 31, 2024… Valaris Limited (NYSE: VAL) ("Valaris" or the "Company") today reported second quarter 2024 results.

President and Chief Executive Officer Anton Dibowitz said, “In the second quarter, we built on our excellent start to 2024 with another quarter of strong safety and operating performance, delivering revenue efficiency of 99% without a lost time incident. In addition, we achieved a meaningful improvement in our financial results during the second quarter, driven in part by a successful contract startup for VALARIS DS-7 – our sixth drillship reactivation completed since 2022.”

Dibowitz added, “In July, we secured a new multi-year contract with Equinor offshore Brazil for VALARIS DS-17, which added nearly $500 million of contract backlog. This new contract is a testament to the quality of our crews and operations, the leading-edge technical capabilities of the rig and the collaborative nature of our relationship with Equinor."

Dibowitz concluded, “Valaris is well-positioned and we continue to execute our strategy, securing attractive new contracts and building our contract backlog. We maintain our conviction in the strength and duration of this upcycle and see strong customer demand for projects that are expected to commence in 2025 and 2026. We expect to deliver significant earnings and cash flow growth over the next few years, and we intend to return all future free cash flow to shareholders unless there is a better or more value accretive use for it.”

Financial and Operational Highlights

•Net income of $151 million, Adjusted EBITDA of $139 million and Adjusted EBITDAR of $150 million;
•Revenue efficiency of 99% during the quarter;
•Strong safety performance, including no Lost Time Incidents (LTI) for the second consecutive quarter;
•Successful contract startup for drillship VALARIS DS-7, the sixth drillship Valaris has reactivated since 2022;
•Multi-year contract for drillship VALARIS DS-17, adding nearly $500 million of contract backlog; and
•Increased total contract backlog to more than $4.3 billion as of July 29, 2024, representing the seventh consecutive quarter of backlog growth and a 42% increase from twelve months ago.

Second Quarter Review

Net income increased to $151 million from $26 million in the first quarter 2024. Adjusted EBITDA increased to $139 million from $54 million in the first quarter primarily due to higher utilization and average daily revenue for both the floater and jackup fleets along with lower contract drilling expense. Adjusted EBITDAR increased to $150 million from $84 million in the first quarter.

Revenues increased to $610 million from $525 million in the first quarter 2024. Excluding reimbursable items, revenues increased to $573 million from $491 million in the first quarter primarily due to higher utilization and average daily revenue for both the floater and jackup fleets as several rigs commenced new contracts during the first and second quarters, including VALARIS DS-7 which commenced operations in late May following its reactivation.

Contract drilling expense decreased to $439 million from $445 million in the first quarter 2024. Excluding reimbursable items, contract drilling expense decreased to $407 million from $414 million in the first quarter primarily due to lower reactivation expense related to VALARIS DS-7 as well as lower repair and personnel costs for the jackup fleet. These items were partially offset by increased operating costs for the floater fleet due to higher utilization and costs incurred related to the stacking of VALARIS DS-13 and DS-14.

Depreciation expense increased to $30 million from $27 million in the first quarter 2024 primarily due to new assets placed in service for certain rigs following reactivation projects and capital upgrades. General and administrative expense increased to $33 million from $27 million in the first quarter 2024 primarily due to higher professional fees.

Other income increased to $12 million from $9 million in the first quarter 2024 primarily due to an increase in interest income, partially offset by an increase in interest expense and a decrease in foreign currency gains.

Tax benefit of $30 million compared to tax expense of $13 million in the first quarter 2024. The second quarter tax provision included $64 million of discrete tax benefit and the first quarter tax provision included $7 million of discrete tax benefit, which were primarily attributable to changes in liabilities for unrecognized tax benefits associated with tax positions taken in prior years. Adjusted for discrete tax items, tax expense increased to $34 million from $20 million in the first quarter.

Cash and cash equivalents and restricted cash decreased to $410 million as of June 30, 2024, from $509 million as of March 31, 2024. The decrease was primarily due to capital expenditures, partially offset by positive operating cash flow. In the second quarter, operating cash flow was negatively impacted by changes in working capital primarily due to an increase in accounts receivable related to higher revenues.

Capital expenditures of $110 million decreased from $151 million in the first quarter 2024 due to lower capital expenditures associated with VALARIS DS-13 and DS-14, which mobilized from South Korea to Las Palmas during the first quarter and lower reactivation capital expenditures as VALARIS DS-7 commenced its contract during the second quarter following its reactivation. These items were partially offset by an increase in maintenance and upgrade capital expenditures.

Results Compared to Prior Guidance

The Company's second quarter 2024 results were better than prior guidance primarily due to strong operating performance resulting in higher revenue efficiency, certain contracts extending longer than previously anticipated and the timing of certain costs that are now expected to be recognized in subsequent quarters.

Second Quarter Segment Review

Floaters

Floater revenues increased to $384 million from $324 million in the first quarter 2024. Excluding reimbursable items, revenues increased to $370 million from $310 million in the first quarter. The increase was primarily due to a full quarter of operations for VALARIS DS-12 and DPS-5, which both commenced contracts during the first quarter, along with revenue from DS-7, which commenced operations in late May following its reactivation. In addition, VALARIS DS-15 and DS-16 started new higher day rate contracts in the second quarter, which contributed to an increase in average daily revenue.

Contract drilling expense increased to $257 million from $253 million in the first quarter 2024. Excluding reimbursable items, contract drilling expense increased to $245 million from $240 million in the first quarter primarily due to higher utilization for the floater fleet and costs incurred related to the stacking of VALARIS DS-13 and DS-14. This was partially offset by lower reactivation expense due to VALARIS DS-7 returning to work in the second quarter following its reactivation.

Jackups

Jackup revenues increased to $186 million from $152 million in the first quarter 2024. Excluding reimbursable items, revenues increased to $167 million from $139 million in the first quarter primarily due to higher utilization for the jackup fleet, including for VALARIS 107 which commenced a contract during the first quarter as well as VALARIS 123 and Stavanger, which both started new contracts during the second quarter, following out of service time during the first quarter while undergoing contract preparation and survey work.

Contract drilling expense decreased to $123 million from $134 million in the first quarter 2024. Excluding reimbursable items, contract drilling expense decreased to $108 million from $122 million in the first quarter primarily due to lower repair and maintenance expense as rigs returned to work following out of service time for contract preparations and survey work in the first quarter, and lower personnel expense.

ARO Drilling

Revenues decreased to $124 million from $138 million in the first quarter 2024 primarily due to out of service time for both scheduled repair and maintenance projects and unplanned downtime during the second quarter, partially offset by incremental operating days for VALARIS 108, which started its contract late in the first quarter. Contract drilling expense decreased to $94 million from $98 million in the first quarter primarily due to lower bareboat charter expense for leased rigs.

Other

Revenues decreased to $40 million from $48 million in the first quarter 2024 primarily due to lower revenues earned from bareboat charter agreements with ARO and lower reimbursable revenues. Contract drilling expense decreased to $20 million from $22 million in the first quarter primarily due to lower reimbursable expenses.

		Three Months Ended
		(Unaudited)
	Floaters			Jackups			ARO (1)			Other			Reconciling Items (1)(2)		Consolidated Total
(in millions of $, except %)	Q2 2024	Q1 2024	Chg	Q2 2024	Q1 2024	Chg	Q2 2024	Q1 2024	Chg	Q2 2024	Q1 2024	Chg	Q2 2024	Q1 2024	Q2 2024	Q1 2024	Chg

Revenues	$383.9	$324.4	18%	$185.8	$152.3	22%	$124.2	$138.3	(10)%	$40.4	$48.3	(16)%	$(124.2)	$(138.3)	$610.1	$525.0	16%
Operating expenses
Contract drilling	257.4	253.4	(2)%	123.2	133.9	8%	94.1	98.3	4%	19.6	22.2	12%	(55.6)	(63.0)	438.7	444.8	1%
Depreciation	14.1	13.2	(7)%	10.9	10.4	(5)%	19.7	19.0	(4)%	2.5	1.3	(92)%	(17.5)	(17.1)	29.7	26.8	(11)%
General and admin.	—	—	—%	—	—	—%	5.5	5.8	5%	—	—	—%	27.0	20.7	32.5	26.5	(23)%
Equity in earnings (losses) of ARO	—	—	—%	—	—	—%	—	—	—%	—	—	—%	(0.3)	2.4	(0.3)	2.4	113%
Operating income	$112.4	$57.8	94%	$51.7	$8.0	546%	$4.9	$15.2	(68)%	$18.3	$24.8	(26)%	$(78.4)	$(76.5)	$108.9	$29.3	272%

Net income (loss)	$114.1	$64.1	78%	$52.8	$8.8	500%	$(6.7)	$(1.6)	319%	$18.3	$24.8	(26)%	$(27.7)	$(70.6)	$150.8	$25.5	491%

Adjusted EBITDA	$126.4	$71.0	78%	$62.6	$18.4	240%	$24.6	$34.2	(28)%	$20.8	$26.1	(20)%	$(95.5)	$(96.0)	$138.9	$53.7	159%
Adjusted EBITDAR	$137.3	$101.3	36%	$62.6	$18.4	240%	$24.6	$34.2	(28)%	$20.8	$26.1	(20)%	$(95.5)	$(96.0)	$149.8	$84.0	78%
(1) The full operating results included above for ARO are not included within our consolidated results and thus deducted under "Reconciling Items" and replaced with our equity in earnings of ARO.

(2) Our onshore support costs included within contract drilling expenses are not allocated to our operating segments for purposes of measuring segment operating income (loss) and as such, these costs are included in "Reconciling Items." Further, general and administrative expense and depreciation expense incurred by our corporate office are not allocated to our operating segments for purposes of measuring segment operating income (loss) and are included in "Reconciling Items."

As previously announced, Valaris will hold its second quarter 2024 earnings conference call at 9:00 a.m. CT (10:00 a.m. ET) on Thursday, August 1, 2024. An updated investor presentation will be available on the Valaris website after the call.

About Valaris Limited

Valaris Limited (NYSE: VAL) is the industry leader in offshore drilling services across all water depths and geographies. Operating a high-quality rig fleet of ultra-deepwater drillships, versatile semisubmersibles, and modern shallow-water jackups, Valaris has experience operating in nearly every major offshore basin. Valaris maintains an unwavering commitment to safety, operational excellence, and customer satisfaction, with a focus on technology and innovation. Valaris Limited is a Bermuda exempted company. To learn more, visit the Valaris website at www.valaris.com.

Forward-Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include words or phrases such as "anticipate," "believe," "estimate," "expect," "intend," "likely," "plan," "project," "could," "may," "might," "should," "will" and similar words and specifically include statements regarding expected financial performance; expected utilization, day rates, revenues, operating expenses, cash flows, contract status, terms and duration, contract backlog, capital expenditures, insurance, financing and funding; the offshore drilling market, including supply and demand, customer drilling programs and the attainment of requisite permits for such programs, stacking of rigs, effects of new rigs on the market and effect of the volatility of commodity prices; expected work commitments, awards, contracts and letters of intent; scheduled delivery dates for rigs; performance of our joint ventures, including our joint venture with Saudi Aramco; timing of the delivery of the Saudi Aramco Rowan Offshore Drilling Company ("ARO") newbuild rigs and the timing of additional ARO newbuild orders; the availability, delivery, mobilization, contract commencement, availability, relocation or other movement of rigs and the timing thereof; rig reactivations; suitability of rigs for future contracts; divestitures of assets; general economic, market, business and industry conditions, including inflation and recessions, trends and outlook; general political conditions, including political tensions, conflicts and war; cybersecurity attacks and threats; impacts and effects of public health crises, pandemics and epidemics; future operations; ability to renew expiring contracts or obtain new contracts, including for VALARIS DS-13 and VALARIS DS-14; increasing regulatory complexity; targets, progress, plans and goals related to sustainability matters; the outcome of tax disputes; assessments and settlements; and expense management. The forward-looking statements contained in this press release are subject to numerous risks, uncertainties and assumptions that may cause actual results to vary materially from those indicated, including cancellation, suspension, renegotiation or termination of drilling contracts and programs; our ability to obtain financing, service our debt, fund capital expenditures and pursue other business opportunities; adequacy of sources of liquidity for us and our customers; future share repurchases; actions by regulatory authorities, or other third parties; actions by our security holders; internal control risk; commodity price fluctuations and volatility, customer demand, loss of a significant customer or customer contract, downtime and other risks associated with offshore rig operations; adverse weather, including hurricanes; changes in worldwide rig supply, including as a result of reactivations and newbuilds; and demand, competition and technology; supply chain and logistics challenges; consumer preferences for alternative fuels and forecasts or expectations regarding the global energy transition; increased scrutiny of our sustainability targets, initiatives and reporting and our ability to achieve such targets or initiatives; changes in customer strategy; future levels of offshore drilling activity; governmental action, civil unrest and political and economic uncertainties, including recessions, volatility affecting the banking system and financial markets, inflation and adverse changes in the level of international trade activity; terrorism, piracy and military action; risks inherent to shipyard rig reactivation, upgrade, repair, maintenance or enhancement; our ability to enter into, and the terms of, future drilling contracts; suitability of rigs for future contracts; the cancellation of letters of intent or letters of award or any failure to execute definitive contracts following announcements of letters of intent, letters of award or other expected work commitments; the outcome of litigation, legal proceedings, investigations or other claims or contract disputes; governmental regulatory, legislative and permitting requirements affecting drilling operations; our ability to attract and retain skilled personnel on commercially reasonable terms; environmental or other liabilities, risks or losses; compliance with our debt agreements and debt restrictions that may limit our liquidity and flexibility, including in any return of capital plans; cybersecurity risks and threats; and changes in foreign currency exchange rates. In addition to the numerous factors described above, you should also carefully read and consider "Item 1A. Risk Factors" in Part I and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II of our most recent annual report on Form 10-K, which is available on the Securities and Exchange Commission's website at www.sec.gov or on the Investor Relations section of our website at www.valaris.com. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward-looking statements, except as required by law.

Investor & Media Contacts:	Nick Georgas
Vice President - Treasurer and Investor Relations
+1-713-979-4632

Tim Richardson
Director - Investor Relations
+1-713-979-4619

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
OPERATING REVENUES	$610.1	$525.0	$483.8	$455.1	$415.2

OPERATING EXPENSES
Contract drilling (exclusive of depreciation)	438.7	444.8	402.0	390.9	373.5
Depreciation	29.7	26.8	27.5	25.8	24.5
General and administrative	32.5	26.5	24.3	24.2	26.4
Total operating expenses	500.9	498.1	453.8	440.9	424.4
EQUITY IN EARNINGS (LOSSES) OF ARO	(0.3)	2.4	8.3	2.4	(0.7)
OPERATING INCOME (LOSS)	108.9	29.3	38.3	16.6	(9.9)

OTHER INCOME (EXPENSE)
Interest income	31.0	21.0	27.2	26.6	24.6
Interest expense, net	(22.6)	(17.7)	(21.7)	(19.4)	(16.7)
Other, net	3.5	5.8	(5.5)	3.9	(0.8)
	11.9	9.1	—	11.1	7.1

INCOME (LOSS) BEFORE INCOME TAXES	120.8	38.4	38.3	27.7	(2.8)

PROVISION (BENEFIT) FOR INCOME TAXES	(30.0)	12.9	(790.2)	10.7	24.5

NET INCOME (LOSS)	150.8	25.5	828.5	17.0	(27.3)

NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(1.2)	—	6.7	(4.1)	(2.1)

NET INCOME (LOSS) ATTRIBUTABLE TO VALARIS	$149.6	$25.5	$835.2	$12.9	$(29.4)

EARNINGS (LOSS) PER SHARE
Basic	$2.07	$0.35	$11.47	$0.18	$(0.39)
Diluted	$2.03	$0.35	$11.30	$0.17	$(0.39)
WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic	72.4	72.4	72.8	73.7	74.8
Diluted	73.7	73.6	73.9	74.8	74.8

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	As of
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$398.3	$494.1	$620.5	$1,041.1	$787.3
Restricted cash	12.0	15.0	15.2	16.2	18.0
Accounts receivable, net	631.7	510.9	459.3	492.4	473.4
Other current assets	182.6	177.6	177.2	178.7	168.7
Total current assets	$1,224.6	$1,197.6	$1,272.2	$1,728.4	$1,447.4

PROPERTY AND EQUIPMENT, NET	1,809.4	1,732.3	1,633.8	1,159.9	1,073.7

LONG-TERM NOTES RECEIVABLE FROM ARO	259.2	289.3	282.3	275.2	268.0

INVESTMENT IN ARO	126.5	126.8	124.4	116.1	113.7

DEFERRED TAX ASSETS	841.1	854.8	855.1	53.8	48.5

OTHER ASSETS	154.8	153.6	154.4	151.5	137.1

	$4,415.6	$4,354.4	$4,322.2	$3,484.9	$3,088.4

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable - trade	$347.0	$394.2	$400.1	$376.4	$364.2
Accrued liabilities and other	360.6	366.5	344.2	346.6	294.7
Total current liabilities	$707.6	$760.7	$744.3	$723.0	$658.9

LONG-TERM DEBT	1,081.0	1,080.1	1,079.3	1,079.4	681.9

DEFERRED TAX LIABILITIES	31.2	31.6	29.9	17.1	16.7

OTHER LIABILITIES	408.4	451.7	471.7	465.4	464.8

TOTAL LIABILITIES	2,228.2	2,324.1	2,325.2	2,284.9	1,822.3

TOTAL EQUITY	2,187.4	2,030.3	1,997.0	1,200.0	1,266.1

	$4,415.6	$4,354.4	$4,322.2	$3,484.9	$3,088.4

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended June 30,
	2024	2023
OPERATING ACTIVITIES
Net income	$176.3	$21.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	56.5	47.8
Accretion of discount on notes receivable from ARO	(27.6)	(14.0)
Deferred income tax expense	15.5	7.1
Share-based compensation expense	15.4	12.7
Equity in earnings of ARO	(2.1)	(2.6)
(Gain) loss on asset disposals	0.1	(27.9)
Loss on debt extinguishment	—	29.2
Changes in contract liabilities	(24.8)	(7.5)
Changes in deferred costs	(0.8)	(6.9)
Other	4.2	2.5
Changes in other operating assets and liabilities	(168.8)	63.5
Contributions to pension plans and other post-retirement benefits	(6.1)	(2.6)
Net cash provided by operating activities	$37.8	$122.6

INVESTING ACTIVITIES
Additions to property and equipment	$(261.5)	$(127.3)
Net proceeds from disposition of assets	0.1	29.1
Net cash used in investing activities	$(261.4)	$(98.2)

FINANCING ACTIVITIES
Payments for share repurchases	$(1.4)	$(64.4)
Issuance of Second Lien Notes	—	700.0
Redemption of First Lien Notes	—	(571.8)
Debt issuance costs	—	(31.0)
Other	(0.4)	(0.4)
Net cash provided by (used in) financing activities	$(1.8)	$32.4

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	$(225.4)	$56.8
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	635.7	748.5
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$410.3	$805.3

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
OPERATING ACTIVITIES
Net income (loss)	$150.8	$25.5	$828.5	$17.0	$(27.3)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation expense	29.7	26.8	27.5	25.8	24.5
Accretion of discount on notes receivable from ARO	(20.6)	(7.0)	(7.1)	(7.2)	(7.0)
Deferred income tax expense (benefit)	13.5	2.0	(788.7)	(4.8)	2.5
Share-based compensation expense	7.4	8.0	7.8	6.8	7.0
Equity in losses (earnings) of ARO	0.3	(2.4)	(8.3)	(2.4)	0.7
(Gain) loss on asset disposals	—	0.1	(0.7)	—	(27.8)
Loss on extinguishment of debt	—	—	—	—	29.2
Changes in contract liabilities	(17.8)	(7.0)	8.8	3.6	13.3
Changes in deferred costs	(3.0)	2.2	3.2	(22.4)	(7.4)
Other	2.4	1.8	0.6	2.7	2.1
Changes in other operating assets and liabilities	(147.5)	(21.3)	27.3	31.0	(37.3)
Contributions to pension plans and other post-retirement benefits	(3.7)	(2.4)	(2.2)	(1.9)	(1.6)
Net cash provided by (used in) operating activities	$11.5	$26.3	$96.7	$48.2	$(29.1)

INVESTING ACTIVITIES
Additions to property and equipment	$(110.2)	$(151.3)	$(463.0)	$(105.8)	$(71.0)
Net proceeds from disposition of assets	0.1	—	1.1	0.1	29.0
Net cash used in investing activities	$(110.1)	$(151.3)	$(461.9)	$(105.7)	$(42.0)

FINANCING ACTIVITIES
Payments for tax withholdings for share-based awards	$(0.2)	$(0.2)	$(0.2)	$(4.8)	$(0.4)
Payments for share repurchases	—	(1.4)	(51.2)	(83.0)	(64.4)
Debt issuance costs	—	—	(1.9)	(5.7)	(31.0)
Issuance of Second Lien Notes	—	—	—	403.0	700.0
Redemption of First Lien Notes	—	—	—	—	(571.8)
Other	—	—	(3.1)	—	—
Net cash provided by (used in) financing activities	$(0.2)	$(1.6)	$(56.4)	$309.5	$32.4

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	$(98.8)	$(126.6)	$(421.6)	$252.0	$(38.7)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	509.1	635.7	1,057.3	805.3	844.0
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$410.3	$509.1	$635.7	$1,057.3	$805.3

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)
(Unaudited)

	Three Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
REVENUES
Floaters
Drillships	$291.5	$249.6	$190.7	$168.2	$147.2
Semisubmersibles	78.9	60.2	56.3	64.1	68.5
	$370.4	$309.8	$247.0	$232.3	$215.7
Reimbursable and Other Revenues (1)	13.5	14.6	16.2	11.0	11.7
Total Floaters	$383.9	$324.4	$263.2	$243.3	$227.4

Jackups (2)
HD Harsh Environment	$87.6	$67.5	$76.6	$75.5	$54.1
HD & SD Modern	63.7	56.9	79.0	68.8	67.9
SD Legacy	15.4	14.8	14.2	10.5	12.5
	$166.7	$139.2	$169.8	$154.8	$134.5
Reimbursable and Other Revenues (1)	19.1	13.1	9.5	11.1	10.1
Total Jackups	$185.8	$152.3	$179.3	$165.9	$144.6

Other
Leased and Managed Rigs	$35.6	$42.1	$36.0	$40.1	$37.4
Reimbursable and Other Revenues (1)	4.8	6.2	5.3	5.8	5.8
Total Other	$40.4	$48.3	$41.3	$45.9	$43.2

Total Operating Revenues	$610.1	$525.0	$483.8	$455.1	$415.2

Total Reimbursable and Other Revenues (1)	$37.4	$33.9	$31.0	$27.9	$27.6

Revenues Excluding Reimbursable and Other Revenues	$572.7	$491.1	$452.8	$427.2	$387.6

(1)Reimbursable and other revenues includes certain types of non-recurring reimbursable revenues, revenues earned during suspension periods and revenues attributable to amortization of contract intangibles.
(2)HD = Heavy Duty; SD = Standard Duty. Heavy duty jackups are well-suited for operations in tropical revolving storm areas.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)
(Unaudited)

	Three Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
ADJUSTED EBITDA (1)
Floaters
Drillships	$91.2	$55.6	$16.7	$2.8	$0.3
Semisubmersibles	35.2	15.4	20.5	25.4	30.8
	$126.4	$71.0	$37.2	$28.2	$31.1

Jackups
HD Harsh Environment	$36.3	$5.4	$21.1	$20.9	$6.1
HD & SD Modern	21.3	8.6	30.1	20.4	11.6
SD Legacy	5.0	4.4	4.8	2.9	3.4
	$62.6	$18.4	$56.0	$44.2	$21.1

Total	$189.0	$89.4	$93.2	$72.4	$52.2

Other
Leased and Managed Rigs	$20.8	$26.1	$23.2	$27.2	$24.9

Total	$209.8	$115.5	$116.4	$99.6	$77.1

Support costs
General and administrative expense	$32.5	$26.5	$24.3	$24.2	$26.4
Onshore support costs	38.4	35.3	34.6	35.4	35.4
	$70.9	$61.8	$58.9	$59.6	$61.8

Total	$138.9	$53.7	$57.5	$40.0	$15.3

(1)Adjusted EBITDA is earnings before interest, tax, depreciation and amortization. Adjusted EBITDA for asset category also excludes onshore support costs and general and administrative expense.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)
(Unaudited)

	Three Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
ADJUSTED EBITDAR (1)
Active Fleet (2)	$218.1	$126.3	$137.5	$129.3	$104.5
Leased and Managed Rigs	20.8	26.1	23.2	27.2	24.9
	$238.9	$152.4	$160.7	$156.5	$129.4

Stacked Fleet (3)	(18.2)	(6.6)	(5.8)	(6.0)	(8.2)
	$220.7	$145.8	$154.9	$150.5	$121.2

Support costs
General and administrative expense	$32.5	$26.5	$24.3	$24.2	$26.4
Onshore support costs	38.4	35.3	34.6	35.4	35.4
	$70.9	$61.8	$58.9	$59.6	$61.8

Total	$149.8	$84.0	$96.0	$90.9	$59.4

Reactivation costs (4)	$10.9	$30.3	$38.5	$50.9	$44.1

(1)Adjusted EBITDAR is earnings before interest, tax, depreciation, amortization and reactivation costs. Adjusted EBITDAR for active fleet, leased and managed rigs and stacked fleet also excludes onshore support costs and general and administrative expense.
(2)Active fleet represents rigs that are not preservation stacked and includes rigs that are in the process of being reactivated.
(3)Stacked fleet represents the combined total of all preservation and stacking costs.
(4)Reactivation costs, all of which are attributed to Valaris' active fleet, are excluded from adjusted EBITDAR.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)
(Unaudited)

	Three Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
ADJUSTED EBITDAR (1)
Floaters
Drillships	$102.1	$85.9	$55.2	$53.7	$44.4
Semisubmersibles	35.2	15.4	20.5	25.4	30.9
	$137.3	$101.3	$75.7	$79.1	$75.3

Jackups
HD Harsh Environment	$36.3	$5.4	$21.1	$20.9	$6.1
HD & SD Modern	21.3	8.6	30.1	20.4	11.5
SD Legacy	5.0	4.4	4.8	2.9	3.4
	$62.6	$18.4	$56.0	$44.2	$21.0

Total	$199.9	$119.7	$131.7	$123.3	$96.3

Other
Leased and Managed Rigs	$20.8	$26.1	$23.2	$27.2	$24.9

Total	$220.7	$145.8	$154.9	$150.5	$121.2

Support costs
General and administrative expense	$32.5	$26.5	$24.3	$24.2	$26.4
Onshore support costs	38.4	35.3	34.6	35.4	35.4
	$70.9	$61.8	$58.9	$59.6	$61.8

Total	$149.8	$84.0	$96.0	$90.9	$59.4

(1)Adjusted EBITDAR is earnings before interest, tax, depreciation, amortization and reactivation costs. Adjusted EBITDAR for asset category also excludes onshore support costs and general and administrative expense.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)
(Unaudited)

	As of
	Jul 29, 2024	Apr 30, 2024	Feb 15, 2024	Nov 1, 2023	Aug 1, 2023
CONTRACT BACKLOG (1)
Floaters
Drillships	$2,508.3	$2,223.9	$2,307.6	$1,726.5	$1,684.9
Semisubmersibles	122.1	180.7	224.1	259.5	272.4
	$2,630.4	$2,404.6	$2,531.7	$1,986.0	$1,957.3
Jackups
HD Harsh Environment	$665.0	$607.0	$646.8	$327.9	$307.4
HD & SD Modern	438.9	449.1	347.1	406.8	366.8
SD Legacy	189.0	128.8	173.5	186.9	118.4
	$1,292.9	$1,184.9	$1,167.4	$921.6	$792.6

Total	$3,923.3	$3,589.5	$3,699.1	$2,907.6	$2,749.9

Other (2)
Leased and Managed Rigs	$384.2	$427.7	$222.3	$250.5	$291.4

Total	$4,307.5	$4,017.2	$3,921.4	$3,158.1	$3,041.3

(1)Our contract drilling backlog reflects commitments, represented by signed drilling contracts, and is calculated by multiplying the contracted day rate by the contract period. Contract drilling backlog includes drilling contracts subject to FID and drilling contracts which grant the customer termination rights if FID is not received with respect to projects for which the drilling rig is contracted. The contracted day rate excludes certain types of lump sum fees for rig mobilization, demobilization, contract preparation, as well as customer reimbursables and bonus opportunities.
(2)In late July, ARO received suspension notices for the drilling contracts for VALARIS 147 and VALARIS 148, which are two of our jackups leased to ARO. Discussions are ongoing with Saudi Aramco regarding whether other Valaris leased rigs or ARO-owned rigs could be subject to the suspensions instead of VALARIS 147 and VALARIS 148 as well as when the suspensions will be effective. As of July 29, 2024, these two rigs accounted for $35 million of Valaris' contract backlog.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
AVERAGE DAILY REVENUE (1)
Floaters
Drillships	$358,000	$328,000	$307,000	$288,000	$253,000
Semisubmersibles	289,000	261,000	229,000	257,000	252,000
	$340,000	$312,000	$285,000	$279,000	$252,000
Jackups
HD Harsh Environment	$134,000	$123,000	$111,000	$116,000	$100,000
HD & SD Modern	115,000	103,000	119,000	105,000	102,000
SD Legacy	85,000	81,000	79,000	83,000	81,000
	$120,000	$108,000	$111,000	$108,000	$99,000

Total	$217,000	$197,000	$174,000	$171,000	$158,000

Other
Leased and Managed Rigs	$37,000	$45,000	$39,000	$44,000	$41,000

Total	$167,000	$153,000	$136,000	$134,000	$124,000

(1)Average daily revenue is derived by dividing contract drilling revenues, adjusted to exclude certain types of non-recurring reimbursable revenues, revenues earned during suspension periods and revenues attributable to amortization of drilling contract intangibles, by the aggregate number of operating days.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
UTILIZATION - TOTAL FLEET (1)
Floaters
Drillships	69%	64%	60%	58%	58%
Semisubmersibles	60%	51%	53%	54%	60%
	66%	61%	58%	57%	59%
Jackups
HD Harsh Environment	65%	55%	68%	64%	55%
HD & SD Modern	45%	44%	52%	51%	52%
SD Legacy	100%	100%	97%	69%	78%
	58%	53%	62%	58%	55%

Total	61%	56%	60%	57%	56%

Other
Leased and Managed Rigs	100%	100%	100%	100%	100%

Total	69%	64%	68%	65%	65%

Pro Forma Jackups (2)	68%	64%	70%	67%	65%

(1)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the total fleet.

(2)Includes all Valaris jackups including those leased to ARO Drilling.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
UTILIZATION - ACTIVE FLEET (1) (2)
Floaters
Drillships	90%	84%	68%	63%	71%
Semisubmersibles	100%	85%	89%	90%	100%
	92%	84%	72%	70%	78%
Jackups
HD Harsh Environment	80%	67%	83%	79%	67%
HD & SD Modern	81%	69%	80%	79%	81%
SD Legacy	100%	100%	97%	68%	78%
	82%	71%	83%	78%	74%

Total	86%	76%	79%	75%	76%

Other
Leased and Managed Rigs	100%	100%	100%	100%	100%

Total	90%	82%	84%	81%	82%

Pro Forma Jackups (3)	88%	80%	88%	84%	82%

(1)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the active fleet.

(2)Active fleet represents rigs that are not preservation stacked and includes rigs that are in the process of being reactivated.

(3)Includes all Valaris jackups including those leased to ARO Drilling.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
AVAILABLE DAYS - TOTAL FLEET (1)
Floaters
Drillships	1,183	1,183	1,032	1,012	1,001
Semisubmersibles	455	455	460	460	455
	1,638	1,638	1,492	1,472	1,456
Jackups
HD Harsh Environment	1,001	1,001	1,012	1,012	990
HD & SD Modern	1,225	1,258	1,288	1,288	1,274
SD Legacy	182	182	184	184	199
	2,408	2,441	2,484	2,484	2,463

Total	4,046	4,079	3,976	3,956	3,919

Other
Leased and Managed Rigs	959	926	920	920	910

Total	5,005	5,005	4,896	4,876	4,829

(1)Represents the maximum number of days available in the period for the total fleet, calculated by multiplying the number of rigs in each asset category by the number of days in the period, irrespective of asset status.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
AVAILABLE DAYS - ACTIVE FLEET (1)
Floaters
Drillships	910	910	920	920	819
Semisubmersibles	273	273	276	276	273
	1,183	1,183	1,196	1,196	1,092
Jackups
HD Harsh Environment	819	819	828	828	808
HD & SD Modern	683	803	828	828	819
SD Legacy	182	182	184	184	199
	1,684	1,804	1,840	1,840	1,826

Total	2,867	2,987	3,036	3,036	2,918

Other
Leased and Managed Rigs	959	926	920	920	910

Total	3,826	3,913	3,956	3,956	3,828

(1)Represents the maximum number of days available in the period for the active fleet, calculated by multiplying the number of rigs in each asset category by the number of days in the period, for active rigs only. Active rigs are defined as rigs that are not preservation stacked.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
OPERATING DAYS (1)
Floaters
Drillships	815	761	622	584	583
Semisubmersibles	273	231	245	249	272
	1,088	992	867	833	855
Jackups
HD Harsh Environment	655	549	691	652	540
HD & SD Modern	552	555	665	654	663
SD Legacy	182	182	178	126	155
	1,389	1,286	1,534	1,432	1,358

Total	2,477	2,278	2,401	2,265	2,213

Other
Leased and Managed Rigs	959	926	920	920	910

Total	3,436	3,204	3,321	3,185	3,123

(1)Represents the total number of days under contract in the period. Days under contract equals the total number of days that rigs have earned and recognized day rate revenue, including days associated with early contract terminations, compensated downtime and mobilizations. When revenue is deferred and amortized over a future period, for example when we receive fees while mobilizing to commence a new contract or while being upgraded in a shipyard, the related days are excluded from days under contract.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
REVENUE EFFICIENCY (1)
Floaters
Drillships	99%	94%	88%	89%	95%
Semisubmersibles	100%	99%	94%	93%	100%
	99%	95%	90%	90%	96%
Jackups
HD Harsh Environment	99%	100%	99%	99%	99%
HD & SD Modern	100%	99%	97%	97%	98%
SD Legacy	100%	100%	97%	99%	100%
	99%	99%	98%	98%	99%

Total	99%	97%	93%	94%	97%

(1)Revenue efficiency is day rate revenue earned as a percentage of maximum potential day rate revenue.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	As of
NUMBER OF RIGS	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
Active Fleet (1)
Floaters
Drillships	10	10	10	10	9
Semisubmersibles	3	3	3	3	3
	13	13	13	13	12
Jackups
HD Harsh Environment	9	9	9	9	9
HD & SD Modern	7	8	9	9	9
SD Legacy	2	2	2	2	2
	18	19	20	20	20

Total Active Fleet	31	32	33	33	32

Stacked Fleet
Floaters
Drillships	3	3	3	1	2
Semisubmersibles	2	2	2	2	2
	5	5	5	3	4
Jackups
HD Harsh Environment	2	2	2	2	2
HD & SD Modern	6	5	5	5	5
	8	7	7	7	7

Total Stacked Fleet	13	12	12	10	11

Leased Rigs (2)
Jackups
HD Harsh Environment	1	1	1	1	1
HD & SD Modern	8	8	7	7	7
Total Leased Rigs	9	9	8	8	8

Total	53	53	53	51	51

Managed Rigs (2)	2	2	2	2	2

(1)Active fleet represents rigs that are not preservation stacked, including rigs that are in the process of being reactivated.
(2)Leased rigs and managed rigs included in Other reporting segment.

ARO DRILLING
CONDENSED BALANCE SHEET INFORMATION
(In millions)
(Unaudited)

	As of
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
Cash	$131.7	$69.5	$92.9	$110.3	$100.6
Other current assets	157.8	198.3	184.0	191.2	188.3
Non-current assets	1,214.4	1,094.2	1,081.0	915.3	879.6
Total assets	$1,503.9	$1,362.0	$1,357.9	$1,216.8	$1,168.5

Current liabilities	$173.2	$135.0	$136.0	$173.6	$122.6
Non-current liabilities	1,172.2	1,057.6	1,056.8	886.2	887.5
Total liabilities	$1,345.4	$1,192.6	$1,192.8	$1,059.8	$1,010.1

Shareholders' equity	$158.5	$169.4	$165.1	$157.0	$158.4

Total liabilities and shareholders' equity	$1,503.9	$1,362.0	$1,357.9	$1,216.8	$1,168.5

ARO DRILLING
CONDENSED INCOME STATEMENT INFORMATION
(In millions)
(Unaudited)

	Three Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
Revenues	$124.2	$138.3	$133.7	$121.5	$117.8
Operating expenses
Contract drilling (exclusive of depreciation)	94.1	98.3	88.0	92.0	95.0
Depreciation	19.7	19.0	19.5	15.8	15.6
General and administrative	5.5	5.8	6.3	5.6	5.7
Operating income	$4.9	$15.2	$19.9	$8.1	$1.5
Other expense, net	13.4	13.1	3.6	9.0	8.8
Provision (benefit) for income taxes	(1.8)	3.7	6.0	0.4	—
Net income (loss)	$(6.7)	$(1.6)	$10.3	$(1.3)	$(7.3)

EBITDA	$24.6	$34.2	$39.4	$23.9	$17.1

ARO Drilling condensed balance sheet and income statement information presented above represents 100% of ARO. Valaris has a 50% ownership interest in ARO.

ARO DRILLING
OPERATING STATISTICS
(Unaudited)

	As of
(In millions)	Jul 29, 2024	Apr 30, 2024	Feb 15, 2024	Nov 1, 2023	Aug 1, 2023
CONTRACT BACKLOG (1)
Owned Rigs	$1,322.9	$1,398.9	$1,475.4	$1,547.0	$686.3
Leased Rigs (2)	510.4	583.3	662.7	743.7	815.0
Total	$1,833.3	$1,982.2	$2,138.1	$2,290.7	$1,501.3

(1)Contract drilling backlog reflects commitments, represented by signed drilling contracts, and is calculated by multiplying the contracted day rate by the contract period. The contracted day rate excludes certain types of lump sum fees for rig mobilization, demobilization, contract preparation, as well as customer reimbursables and bonus opportunities.
(2)Leased rigs backlog as of July 29, 2024, includes $113 million related to the drilling contracts for VALARIS 147 and VALARIS 148, which have received suspension notices from Saudi Aramco.

	Three Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
AVERAGE DAILY REVENUE (1)
Owned Rigs	$104,000	$105,000	$100,000	$91,000	$90,000
Leased Rigs (2)	101,000	99,000	97,000	98,000	98,000
Total	$102,000	$102,000	$98,000	$95,000	$95,000

UTILIZATION (3)
Owned Rigs	77%	91%	96%	91%	83%
Leased Rigs (2)	86%	93%	94%	95%	98%
Total	82%	92%	95%	93%	91%

REVENUE EFFICIENCY (4)
Owned Rigs	90%	98%	94%	99%	95%
Leased Rigs (2)	91%	99%	98%	97%	99%
Total	91%	98%	96%	98%	97%

NUMBER OF RIGS (AT QUARTER END)
Owned Rigs	9	8	8	7	7
Leased Rigs (2)	9	9	8	8	8
Total	18	17	16	15	15

AVAILABLE DAYS (5)
Owned Rigs	728	728	695	644	637
Leased Rigs (2)	765	744	736	736	728
Total	1,493	1,472	1,431	1,380	1,365

OPERATING DAYS (6)
Owned Rigs	561	664	668	585	532
Leased Rigs (2)	657	692	691	697	713
Total	1,218	1,356	1,359	1,282	1,245

(1)Average daily revenue is derived by dividing contract drilling revenues, adjusted to exclude certain types of non-recurring reimbursable revenues, revenues earned during suspension periods and revenues attributable to amortization of drilling contract intangibles, by the aggregate number of operating days.
(2)All ARO leased rigs are leased from Valaris.
(3)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the rig fleet.
(4)Revenue efficiency is day rate revenue earned as a percentage of maximum potential day rate revenue.
(5)Represents the maximum number of days available in the period for the rig fleet, calculated by multiplying the number of rigs in each asset category by the number of days in the period, irrespective of asset status.
(6)Represents the total number of days under contract in the period. Days under contract equals the total number of days that rigs have earned and recognized day rate revenue, including days associated with early contract terminations, compensated downtime and mobilizations. When revenue is deferred and amortized over a future period, for example when we receive fees while mobilizing to commence a new contract or while being upgraded in a shipyard, the related days are excluded from days under contract.

Non-GAAP Financial Measures (Unaudited)
To supplement Valaris’ condensed consolidated financial statements presented on a GAAP basis, this press release provides investors with Adjusted EBITDA and Adjusted EBITDAR, which are non-GAAP measures.

Valaris defines "Adjusted EBITDA" as net income (loss) before income tax expense, interest expense, other (income) expense, depreciation expense, amortization, and equity in (earnings) losses of ARO. Adjusted EBITDA is a non-GAAP measure that our management uses to facilitate period-to-period comparisons of our core operating performance and to evaluate our long-term financial performance against that of our peers. We believe that this measure is useful to investors and analysts in allowing for greater transparency of our core operating performance and makes it easier to compare our results with those of other companies within our industry. Adjusted EBITDA should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. Adjusted EBITDA may not be comparable to other similarly titled measures reported by other companies.

Valaris defines "Adjusted EBITDAR" as Adjusted EBITDA before reactivation costs. Adjusted EBITDAR is a non-GAAP measure that our management uses to assess the performance of our fleet excluding one-time rig reactivation costs. We believe that this measure is useful to investors and analysts in allowing for greater transparency of our core operating performance. Adjusted EBITDAR should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. Adjusted EBITDAR may not be comparable to other similarly titled measures reported by other companies.

Valaris defines ARO "EBITDA" as net income (loss) before income tax expense, other expense, net and depreciation expense. EBITDA is a non-GAAP measure that our management uses to facilitate period-to-period comparisons of ARO's core operating performance and to evaluate ARO's long-term financial performance against that of ARO's peers. We believe that this measure is useful to investors and analysts in allowing for greater transparency of ARO's core operating performance and makes it easier to compare ARO's results with those of other companies within ARO's industry. EBITDA should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. EBITDA may not be comparable to other similarly titled measures reported by other companies.

The Company is not able to provide a reconciliation of the Company's forward-looking Adjusted EBITDA, as discussed on its second quarter 2024 earnings conference call, to the most directly comparable GAAP measure without unreasonable effort because of the inherent difficulty in forecasting and quantifying certain amounts necessary for such a reconciliation, including forward-looking tax expense and other income (expense).

Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

A reconciliation of net income (loss) as reported to Adjusted EBITDA is included in the tables below (in millions):

	Three Months Ended
	Jun 30, 2024	Mar 31, 2024

VALARIS
Net income	$150.8	$25.5
Add (subtract):
Income tax expense (benefit)	(30.0)	12.9
Interest expense	22.6	17.7
Other income	(34.5)	(26.8)
Operating income	$108.9	$29.3
Add (subtract):
Depreciation expense	29.7	26.8
Equity in (earnings) losses of ARO	0.3	(2.4)
Adjusted EBITDA	$138.9	$53.7

	Three Months Ended
	Jun 30, 2024	Mar 31, 2024

ARO
Net loss	$(6.7)	$(1.6)
Add (subtract):
Income tax expense (benefit)	(1.8)	3.7
Other expense, net	13.4	13.1
Operating income	$4.9	$15.2
Add:
Depreciation expense	19.7	19.0
EBITDA	$24.6	$34.2

Reconciliation of Net Income to Adjusted EBITDA and Adjusted EBITDAR

(In millions)	Three Months Ended
	Jun 30, 2024	Mar 31, 2024
FLOATERS
Net income	$114.1	$64.1
Subtract:
Other income	(1.7)	(6.3)
Operating income	$112.4	$57.8
Add (subtract):
Depreciation	14.1	13.2
Other costs	(0.1)	—
Adjusted EBITDA (1)	$126.4	$71.0
Add:
Reactivation costs	10.9	30.3
Adjusted EBITDAR (1)	$137.3	$101.3

JACKUPS
Net income	$52.8	$8.8
Subtract:
Other income	(1.1)	(0.8)
Operating income	$51.7	$8.0
Add:
Depreciation	10.9	10.4
Adjusted EBITDA (1)	$62.6	$18.4
Adjusted EBITDAR (1)	$62.6	$18.4

OTHER
Net income	$18.3	$24.8
Operating income	$18.3	$24.8
Add:
Depreciation	2.5	1.3
Adjusted EBITDA (1)	$20.8	$26.1
Adjusted EBITDAR (1)	$20.8	$26.1

(1)Adjusted EBITDA and EBITDAR excludes onshore support costs and general and administrative expense.

Reconciliation of Net Income (Loss) to Adjusted EBITDAR

(In millions)	Three Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
ACTIVE FLEET (1)
Net income	$186.6	$80.8	$78.7	$57.5	$68.2
Subtract:
Other income	(2.8)	(7.0)	(3.3)	(1.0)	(27.4)
Operating income	$183.8	$73.8	$75.4	$56.5	$40.8
Add (subtract):
Reactivation costs	10.9	30.3	38.5	50.9	44.1
Depreciation	23.5	22.2	23.5	21.9	19.6
Other	(0.1)	—	0.1	—	—
Adjusted EBITDAR (2)	$218.1	$126.3	$137.5	$129.3	$104.5

LEASED AND MANAGED RIGS
Net income	$18.3	$24.8	$22.1	$25.8	$23.8
Operating income	$18.3	$24.8	$22.1	$25.8	$23.8
Add (subtract):
Depreciation	2.5	1.3	1.2	1.3	1.2
Other	—	—	(0.1)	0.1	(0.1)
Adjusted EBITDAR (2)	$20.8	$26.1	$23.2	$27.2	$24.9

STACKED FLEET
Net loss	$(19.7)	$(7.9)	$(8.3)	$(8.6)	$(11.7)
Subtract:
Other income	—	(0.1)	(0.1)	—	—
Operating loss	$(19.7)	$(8.0)	$(8.4)	$(8.6)	$(11.7)
Add (subtract):
Depreciation	1.5	1.4	2.7	2.5	3.6
Other	—	—	(0.1)	0.1	(0.1)
Adjusted EBITDAR (2)	$(18.2)	$(6.6)	$(5.8)	$(6.0)	$(8.2)

TOTAL FLEET
Net income	$185.2	$97.7	$92.5	$74.7	$80.3
Subtract:
Other income	(2.8)	(7.1)	(3.4)	(1.0)	(27.4)
Operating income	$182.4	$90.6	$89.1	$73.7	$52.9
Add (subtract):
Reactivation costs	10.9	30.3	38.5	50.9	44.1
Depreciation	27.5	24.9	27.4	25.7	24.4
Other	(0.1)	—	(0.1)	0.2	(0.2)
Adjusted EBITDAR (2)	$220.7	$145.8	$154.9	$150.5	$121.2

(1)Active fleet represents rigs that are not preservation stacked and includes rigs that are in the process of being reactivated.
(2)Adjusted EBITDAR for active fleet, leased and managed rigs and stacked fleet excludes onshore support costs and general and administrative expense.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(In millions)	Three Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
DRILLSHIPS
Net income (loss)	$79.6	$49.4	$4.7	$(9.9)	$(12.0)
Subtract:
Other income	(1.5)	(6.2)	(2.0)	(0.6)	(0.4)
Operating income (loss)	78.1	43.2	2.7	(10.5)	(12.4)
Add (subtract):
Depreciation	13.2	12.4	14.0	13.2	12.8
Other	(0.1)	—	—	0.1	(0.1)
Adjusted EBITDA (1)	$91.2	$55.6	$16.7	$2.8	$0.3

SEMISUBMERSIBLES
Net income	$34.5	$14.7	$19.6	$24.4	$29.9
Add (subtract):
Other (income) expense	(0.2)	(0.1)	(0.1)	—	0.1
Operating income	34.3	14.6	19.5	24.4	30.0
Add:
Depreciation	0.9	0.8	1.0	1.0	0.8
Adjusted EBITDA (1)	$35.2	$15.4	$20.5	$25.4	$30.8

(1)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.

Reconciliation of Net Income to Adjusted EBITDA

(In millions)	Three Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
HD HARSH ENVIRONMENT
Net income	$31.0	$0.4	$15.4	$15.4	$0.4
Subtract:
Other income	(0.3)	(0.3)	(0.1)	(0.2)	—
Operating income	30.7	0.1	15.3	15.2	0.4
Add:
Depreciation	5.6	5.3	5.8	5.7	5.7
Adjusted EBITDA (1)	$36.3	$5.4	$21.1	$20.9	$6.1

HD & SD MODERN JACKUPS
Net income	$19.2	$6.4	$28.2	$17.7	$8.9
Subtract:
Other income	(0.8)	(0.6)	(1.2)	(0.2)	(0.1)
Operating income	18.4	5.8	27.0	17.5	8.8
Add (subtract):
Depreciation	2.9	2.8	3.0	2.9	2.9
Other	—	—	0.1	—	(0.1)
Adjusted EBITDA (1)	$21.3	$8.6	$30.1	$20.4	$11.6

SD LEGACY JACKUPS
Net income	$2.6	$2.0	$2.5	$1.3	$29.8
Add (subtract):
Other (income) expense	—	0.1	—	—	(27.5)
Operating income	2.6	2.1	2.5	1.3	2.3
Add (subtract):
Depreciation	2.4	2.3	2.4	1.6	1.0
Other	—	—	(0.1)	—	0.1
Adjusted EBITDA (1)	$5.0	$4.4	$4.8	$2.9	$3.4

(1)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.